Exhibit 99.2

Contact:	Media: Mark Truby 1.313.323.0539 mtruby@ford.com	Equity Investment Community: Larry Heck 1.313.594.0613 fordir@ford.com	Fixed Income Investment Community: Dave Dickenson 1.313.621.0881 fixedinc@ford.com	Shareholder Inquiries: 1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

FORD COMPLETES DEBT RESTRUCTURING INITIATIVES; REDUCES DEBT BY $9.9 BILLION AND LOWERS ANNUAL INTEREST EXPENSE BY MORE THAN $500 MILLION

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In total, Ford and Ford Credit will use $2.4 billion in cash plus 468 million shares of Ford common stock to reduce Ford’s outstanding Automotive debt by $9.9 billion from $25.8 billion at Dec. 31, 2008. This will reduce Ford’s annual cash interest expense by more than $500 million based on current interest rates

•	This successful debt restructuring, together with previously announced agreements with the United Auto Workers, will substantially strengthen Ford’s balance sheet

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Approximately $4.3 billion principal amount of Ford Motor Company’s 4.25% Senior Convertible Notes due December 15, 2036 were validly tendered and accepted for purchase pursuant to Ford’s conversion offer.  Ford will use $344 million to pay a cash premium to convertible note holders who validly tendered

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Ford Motor Credit Company today separately announced the final results of its previously announced $1.3 billion cash tender offer for Ford’s unsecured, non-convertible debt securities.  Based on the tenders received, Ford Credit will use $1.1 billion in cash to purchase $3.4 billion principal amount of Ford’s unsecured notes

•	As previously announced, Ford Credit used $1 billion to purchase $2.2 billion principal amount of Ford’s term loan debt at a price of 47 percent of par

DEARBORN, Mich., April 6, 2009 – Ford Motor Company (NYSE: F) announced today the successful completion of debt restructuring initiatives that will reduce Ford’s Automotive debt by $9.9 billion from $25.8 billion at December 31, 2008, and lower Ford’s annual cash interest expense by more than $500 million based on current interest rates.

“By substantially reducing our debt, Ford is taking another step toward creating an exciting, viable enterprise,” said Ford President and CEO Alan Mulally.  “As with our recent agreements with the UAW, Ford continues to lead the industry in taking the decisive actions necessary to weather the current downturn and deliver long-term profitable growth.”

Previously Announced Debt Restructuring Initiatives

On March 4, 2009, Ford and Ford Credit announced the major components of a comprehensive debt restructuring: (1) a conversion offer in which Ford offered to pay a premium in cash to induce the holders of any and all of the $4.88 billion principal amount outstanding of its 4.25% Senior Convertible Notes due December 15, 2036 (the “Convertible Notes”) to convert the Convertible Notes into shares of Ford’s common stock (the “Conversion Offer”); (2) a $500 million cash tender offer by Ford Credit (the “Term Loan Offer”) for Ford’s senior secured term loan debt (the “Term Loan Debt”); and (3) a $1.3 billion cash tender offer (the “Notes Tender Offer”) by Ford Credit for certain of Ford’s unsecured, non-convertible debt securities (the “Notes”).

Results of Conversion Offer

The Conversion Offer expired at 9:00 a.m., New York City time, on April 3, 2009 (the “Expiration Date”).  As of the Expiration Date, approximately $4.3 billion principal amount of Convertible Notes were validly tendered and accepted for purchase, according to information provided by Computershare, Inc., the Exchange Agent with respect to the Conversion Offer.  This will result in the issuance of an aggregate of approximately 468 million shares of Ford’s common stock and the payment of an aggregate of $344 million in cash ($80 in cash per $1,000 principal amount of Convertible Notes converted), plus the applicable accrued and unpaid interest on such Convertible Notes, on the expected settlement date of April 8, 2009.  Upon settlement of the Conversion Offer, approximately $579 million aggregate principal amount of Convertible Notes will remain outstanding.

Holders who validly tendered and did not withdraw their Convertible Notes by 9:00 a.m., New York City time, on the Expiration Date and whose Convertible Notes were accepted for purchase will receive, for each $1,000 principal amount of the Convertible Notes converted, 108.6957 shares of Ford’s common stock plus $80 in cash and the applicable accrued and unpaid interest.

Previously Announced Results of Term Loan Offer

On March 23, 2009, Ford Credit announced that the Term Loan Offer, which expired at 5:00 p.m., New York City time, on March 19, 2009, had been over-subscribed.  Based on the tenders received, Ford Credit increased the amount of cash used from $500 million to $1 billion to purchase $2.2 billion principal amount of Ford’s Term Loan Debt at a price of 47 percent of par.  This transaction settled on March 27, 2009, following which Ford Credit distributed the Term Loan Debt to its immediate parent, Ford Holdings LLC.  The distribution of the Term Loan Debt is consistent with Ford Credit’s previously announced plans to pay distributions to Ford of about $2 billion through 2010.

Approximately $4.6 billion aggregate principal amount of Term Loan Debt remains outstanding.

Results of Notes Tender Offer

Concurrent with this announcement, Ford Credit separately announced today by press release the results of its previously announced $1.3 billion cash tender offer for Ford’s unsecured, non-convertible debt securities.  As of the April 3, 2009 expiration date of the Notes Tender Offer, approximately $3.4 billion principal amount of Notes were validly tendered and accepted for purchase, according to information provided by Global Bondholder Services Corporation, the Depositary and Information Agent with respect to the Notes Tender Offer.  This will result in an aggregate purchase price for the Notes of approximately $1.1 billion, to be paid by Ford Credit on the expected settlement date of April 8, 2009.  Upon settlement of the Notes Tender Offer, such Notes will be transferred from Ford Credit to Ford in satisfaction of certain of Ford Credit’s tax liabilities to Ford.  After settlement of the Notes Tender Offer, approximately $5.5 billion aggregate principal amount of the Notes will remain outstanding.

In addition, as Ford previously announced, it has elected to defer future interest payments related to the 6.50% Cumulative Convertible Trust Preferred Securities of Ford Motor Company Capital Trust II (the “Trust Preferred Securities”), which will result in the deferral of $184 million in interest on the Trust Preferred Securities annually.

About Ford Motor Company

Ford Motor Company, a global automotive industry leader based in Dearborn, Mich., manufactures or distributes automobiles across six continents.  With about 213,000 employees and about 90 plants worldwide, the company’s brands include Ford, Lincoln, Mercury and Volvo.  The company provides financial services through Ford Motor Credit Company.  For more information regarding Ford’s products, please visit www.ford.com.

About Ford Motor Credit Company

Ford Motor Credit Company LLC is one of the world’s largest automotive finance companies and has supported the sale of Ford Motor Company products since 1959.  It is an indirect, wholly owned subsidiary of Ford.  It provides automotive financing for Ford, Lincoln, Mercury and Volvo dealers and customers.  More information can be found at www.fordcredit.com and at Ford Motor Credit’s investor center, www.fordcredit.com/investorcenter.

Safe Harbor and Other Required Disclosure
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are based on expectations, forecasts, and assumptions by the management of Ford and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation, those set forth in “Item 1A—Risk Factors” and “Item 7 —Management’s Discussion and Analysis of Financial Condition and Results of Operations —Risk Factors” of Ford’s Annual Report on Form 10-K for the year ended December 31, 2008.  Readers are encouraged to read Ford’s filings with the Securities and Exchange Commission to learn more about the risk factors associated with Ford’s businesses.

Ford cannot be certain that any expectations, forecasts, or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized.  It is to be expected that there may be differences between projected and actual results.  Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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